National Security Life and Annuity Co.
New York, New York

VARIABLE ANNUITIES
NSCORE

Fund Evaluation Group Asset Allocation Model Descriptions

Effective October 1, 2014

NScore variable annuities with asset allocation models are designed to help balance the level of risk you can tolerate and the equity exposure you need. Asset allocation is the process of diversifying investments across different asset classes, such as domestic equity, international equity, fixed income and Managed Volatility Portfolios (MVPs), to help mitigate risk and help meet your long-term investment objectives.

MODEL 1: Conservative



OBJECTIVE: Preservation of Capital

PIMCO Total Return Portfolio	40%
PIMCO Real Return Portfolio	16%
High Income Bond Portfolio	9%
Balanced Portfolio	8%
Legg Mason Dynamic Multi-Strategy VIT Portfolio	6%
PIMCO Global Bond Portfolio (Unhedged)	4%
Capital Appreciation Portfolio	3%
Goldman Sachs Large Cap Value Fund	3%
Strategic Value Portfolio	3%
Bristol Portfolio	2%
Lazard Retirement International Equity Portfolio	2%
Royce Small-Cap Portfolio	2%
Templeton Foreign VIP Fund	2%

Domestic Equity	13%
International Equity	4%
Fixed Income	69%
Managed Volatility Portfolios (MVPs)	14%

MODEL 2: Moderately Conservative



OBJECTIVE: Moderate Growth

PIMCO Total Return Portfolio	31%
PIMCO Real Return Portfolio	11%
Balanced Portfolio	8%
High Income Bond Portfolio	7%
Lazard Retirement International Equity Portfolio	6%
Legg Mason Dynamic Multi-Strategy VIT Portfolio	6%
Goldman Sachs Large Cap Value Fund	5%
Templeton Foreign VIP Fund	4%
Capital Appreciation Portfolio	3%
Royce Small-Cap Portfolio	3%
Strategic Value Portfolio	3%
Bristol Growth Portfolio	2%
Bristol Portfolio	2%
Fidelity® VIP Mid Cap Portfolio	2%
Fidelity® VIP Real Estate Portfolio	2%
Equity Portfolio	2%
PIMCO Global Bond Portfolio (Unhedged)	2%
Bryton Growth Portfolio	1%

Domestic Equity	25%
International Equity	10%
Fixed Income	51%
Managed Volatility Portfolios (MVPs)	14%

MODEL 3: Balanced



OBJECTIVE: Steady Growth in Asset Values

PIMCO Total Return Portfolio	19%
Balanced Portfolio	10%
Lazard Retirement International Equity Portfolio	9%
Legg Mason Dynamic Multi-Strategy VIT Portfolio	8%
PIMCO Real Return Portfolio	7%
Templeton Foreign VIP Fund	7%
Goldman Sachs Large Cap Value Fund	6%
Capital Appreciation Portfolio	5%
Equity Portfolio	4%
High Income Bond Portfolio	4%
Bristol Portfolio	3%
Fidelity® VIP Mid Cap Portfolio	3%
Lazard Retirement Emerging Markets Equity Portfolio	3%
Royce Small-Cap Portfolio	3%
Strategic Value Portfolio	3%
Bristol Growth Portfolio	2%
Bryton Growth Portfolio	2%
Fidelity® VIP Real Estate Portfolio	2%

Domestic Equity	33%
International Equity	19%
Fixed Income	30%
Managed Volatility Portfolios (MVPs)	18%

MODEL 4: Moderate Growth



OBJECTIVE: Moderately High Growth in Asset Values

Lazard Retirement International Equity Portfolio	11%
PIMCO Total Return Portfolio	10%
Templeton Foreign VIP Fund	10%
Balanced Portfolio	8%
Legg Mason Dynamic Multi-Strategy VIT Portfolio	8%
Goldman Sachs Large Cap Value Fund	7%
Capital Appreciation Portfolio	6%
Equity Portfolio	6%
Strategic Value Portfolio	6%
Fidelity® VIP Mid Cap Portfolio	4%
Lazard Retirement Emerging Markets Equity Portfolio	4%
Royce Small-Cap Portfolio	4%
Bristol Portfolio	3%
Bryton Growth Portfolio	3%
PIMCO Real Return Portfolio	3%
Small Cap Growth Portfolio	3%
Bristol Growth Portfolio	2%
Fidelity® VIP Real Estate Portfolio	2%

Domestic Equity	46%
International Equity	25%
Fixed Income	13%
Managed Volatility Portfolios (MVPs)	16%

MODEL 5: Growth



OBJECTIVE: High Growth in Asset Values

Lazard Retirement International Equity Portfolio	13%
Templeton Foreign VIP Fund	12%
Balanced Portfolio	8%
Equity Portfolio	8%
Goldman Sachs Large Cap Value Fund	8%
Capital Appreciation Portfolio	7%
Strategic Value Portfolio	7%
Royce Small-Cap Portfolio	6%
Lazard Retirement Emerging Markets Equity Portfolio	5%
Legg Mason Dynamic Multi-Strategy VIT Portfolio	5%
Bristol Portfolio	4%
Fidelity® VIP Mid Cap Portfolio	4%
Small Cap Growth Portfolio	4%
Bryton Growth Portfolio	3%
Bristol Growth Portfolio	2%
Fidelity® VIP Real Estate Portfolio	2%
PIMCO Real Return Portfolio	2%

Domestic Equity	55%
International Equity	30%
Fixed Income	2%
Managed Volatility Portfolios (MVPs)	13%

Portfolio Adviser or Subadviser

- Balanced Portfolio - *ICON Advisers, Inc.***
- Bristol Growth Portfolio - *Suffolk Capital Management, LLC***
- Bristol Portfolio - *Suffolk Capital Management, LLC***
- Bryton Growth Portfolio - *Suffolk Capital Management, LLC***
- Capital Appreciation Portfolio - *Jennison Associates LLC***
- Equity Portfolio - *ClearBridge, LLC***
- Fidelity® VIP Mid Cap Portfolio - *Fidelity Management & Research Company*
- Fidelity® VIP Real Estate Portfolio - *Fidelity Management & Research Company*
- Goldman Sachs Large Cap Value Fund - *Goldman Sachs Asset Management, L.P.*
- High Income Bond Portfolio - *Federated Investment Management Company***
- Lazard Retirement Emerging Markets Equity Portfolio - *Lazard Asset Management LLC*
- Lazard Retirement International Equity Portfolio - *Lazard Asset Management LLC*
- Legg Mason Dynamic Multi-Strategy VIT Portfolio - *QS Legg Mason Global Asset Allocation, LLC*
- PIMCO Global Bond Portfolio (Unhedged) - *Pacific Investment Management Company LLC*
- PIMCO Real Return Portfolio - *Pacific Investment Management Company LLC*
- PIMCO Total Return Portfolio - *Pacific Investment Management Company LLC*
- Royce Small-Cap Portfolio - *Royce & Associates, LLC*
- Small Cap Growth Portfolio - *Janus Capital Management, LLC***
- Strategic Value Portfolio - *Federated Equity Management Co. of Pennsylvania***
- Templeton Foreign VIP Fund - *Templeton Investment Counsel, LLC*

** Subadviser to Ohio National Investments, Inc. for a Portfolio of Ohio National Fund, Inc.

NOT A DEPOSIT	NOT FDIC INSURED	NOT GUARANTEED BY ANY BANK
NOT INSURED BY ANY GOVERNMENT AGENCY		MAY LOSE VALUE

SEE IMPORTANT NOTES CONTINUED ON BACK

Information to consider when reviewing the Models:
In order to participate in Dynamic Models, you must sign Form 7215, an Agreement Form that designates Ohio National Investments, Inc. (ONII) as a limited purpose Registered Investment Adviser only for developing the Models and permitting periodic updates.
The asset allocation Models attempt to create Model allocations for the underlying variable portfolios that will provide consistent, risk-adjusted performance. There is no guarantee that these Model allocations will produce the desired results. The results will depend upon the ability of the underlying variable portfolios to achieve their investment objectives. The Model is rebalanced quarterly.
There is general market risk when investing in equities. Stock prices can fluctuate over a wide range in the short term or over extended periods of time. These price fluctuations may result from factors affecting individual companies, sectors or the securities market as a whole. There is no guarantee that the stock market or any particular underlying stock will increase in value.
Like stocks, ETFs are subject to market volatility. When buying or selling an ETF, you will pay or receive the current market price, which may be more or less than the net asset value.
Small-cap portfolios invest primarily in the securities of small and medium-sized companies. The risks associated with investments in small companies include less experienced management, limited product lines and financial resources, shorter operating histories, less publicly available information, reduced liquidity and increased price volatility.
Real-estate focused portfolios involve risks such as refinancing, economic conditions in the real estate industry, changes in property values, dependency on real estate management, and other risks associated with a portfolio that concentrates its investments in one sector or geographic region.
Investing in securities of foreign companies and governments involves considerations and potential risks not typically associated with investments in domestic corporations and obligations issued by the U.S. government. Funds allocated in an international/global/emerging markets variable portfolio could be subject to risks associated with changes in currency values, economic, political and social conditions, the regulatory environment of the countries in which the portfolio invests, as well as the difficulties of receiving current and accurate information. The securities markets of many of the emerging markets in which the portfolio may invest are substantially smaller, less developed, less liquid and more volatile than the securities markets of the United States and other more developed countries.
High-yield security portfolios invest primarily in lower rated, or unrated securities. High-risk, high-yield securities are considered to be speculative with respect to the payment of interest and the return of principal and involve greater risks than higher-grade issues. They are especially subject to adverse changes in general market conditions and in the industries in which the issuers are engaged, to changes in the financial conditions of the issuers and to price fluctuations in response to changes in interest rates.
The performance of derivative instruments is tied to the performance of an underlying currency, security, index or other instrument. In addition to risks relating to their underlying instruments, the use of derivatives may include other, possibly greater, risks. Derivatives involve costs, may be volatile, and may involve a small initial investment relative to the risk assumed. Risks associated with the use of derivatives include counterparty, leverage, correlation, liquidity, tax, market, interest rate and management risks.
Risks associated with investing in a bond portfolio include interest rate risk, credit risk, and inflation risk.
Increases in interest rates for fixed-income investments also generally affect bond prices, because as interest rates rise, bond prices fall.
Asset allocation does not assure a profit or protect against a loss in declining markets.
All Models may not be available with all NScore riders. See product prospectus for investment limitations and details.
Some portfolios contain different investments than similarly named retail mutual funds offered by the portfolio manager. Investment results may be higher or lower.
The Bristol, Bristol Growth and Bryton Growth Portfolios, subadvised by Suffolk Capital Management LLC, were added to the Models at the request of National Security. Suffolk Capital Management LLC is a subsidiary of Ohio National Financial Services.
Variable annuities are sold by prospectuses, which contain more complete information including fees, surrender charges (contingent deferred sales charges) and other costs that may apply.
Contact your registered representative or visit www.nslac.com to obtain current prospectuses. Please read the product and fund prospectuses carefully before you invest or send money. Investors should consider the investment objectives, strategies, risk factors, charges and expenses of the underlying variable portfolios carefully before investing. The fund prospectus contains this and other information about the underlying variable portfolios.
Early withdrawals or surrenders may be subject to surrender charges. Withdrawals are also subject to ordinary income tax and, if taken prior to age 59 1⁄2, a 10% federal tax penalty may apply.
For tax purposes only, withdrawals will come first from any gain in the contract. Federal and state tax laws in this area are complex and subject to change. Consult your personal tax adviser on all tax matters. Withdrawals may reduce the death benefit, cash surrender value and any living benefit amount.
Guarantees are based upon the claims-paying ability of National Security Life and Annuity Company. Guarantees do not apply to the investment performance or account value of the underlying variable portfolios. As with any investment, investing in variable portfolios involves risk, including possible loss of principal. Past performance is not a guarantee of future results. Both the return and the principal value of the underlying portfolios will fluctuate and the portfolios may be worth more or less than their original values when redeemed.
National Security Life and Annuity Company is financially responsible for the products it offers.
Ohio National Equities, Inc. has no responsibility for the financial condition or contractual obligations of National Security.
Variable annuities are long-term investments designed to accumulate money on a tax-deferred basis for retirement purposes. Upon retirement, variable annuities may pay out an income stream of a series of payments or a lump sum. If you die during the accumulation or payout phase, your beneficiary may be eligible to receive any remaining Contract Value.
The product offerings of National Security Life and Annuity Company are available for sale only in the state of NY.
NScore Premier Contract Form NS-02-VA-07.2/NS-02-VA-07.2U. NScore Xtra Contract Form NS-02-VA-07.5/NS-02-VA-07.5U. NScore Value Contract Form NS-02-VA-07.3/NS-02-VA-07.3U. NScore Premier II Contract Form NS-13-VA-07.2/NS-13-VA-07.2U. NScore Xtra II Contract Form NS-13-VA-07.5/NS-13-VA-07.5U. NScore Lite III Contract Form NS-13-VA-07.1/NS-13-VA-07.1U.
Issued by:
National Security Life and
Annuity Company
810 Seventh Avenue, Suite 3600
New York, NY 10019
www.nslac.com
Administrative Office:
Post Office Box 5363
Cincinnati, OH 45201
877.446.6060
Distributed by:
Ohio National Equities, Inc.
Member FINRA
One Financial Way
Cincinnati, OH 45242
513.794.6100
Form 7212-nslac Rev. 10-14